EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 101 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated July 16, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 92.

/s/ Maureen A. Gemma Maureen A. Gemma, Esq.

September 28, 3005 Boston, Massachusetts